THIRD QUARTER 2022 RECORD NET INCOME OF $351 MILLION, $2.60 PER SHARE
Earnings Per Share Increased 35% Over Second Quarter 2022
Record Revenue with Higher Interest Rates and Strong, Broad-Based Loan Growth
Continued Solid Expense Management and Excellent Credit Quality
"Our third quarter results were very strong. Earnings per share grew to an all-time high of $2.60, increasing 35% relative to the second quarter, driven by record revenue,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. “We produced significant operating leverage and further enhanced our efficiency ratio while absorbing performance-based compensation and modernization expenses. Loan growth was broad-based with balances increasing $1.1 billion, or over 2%. Deposit levels have trended downward as customers use funds in their businesses and we strategically manage our deposit costs. Our overall results reflect not only the benefit of rising interest rates, but also strategic investments to drive organic growth. We are better positioned to achieve sustainable success in any economic environment."

(dollar amounts in millions, except per share data)	3rd Qtr '22	2nd Qtr '22	3rd Qtr '21
FINANCIAL RESULTS
Net interest income	$707	$561	$475
Provision for credit losses	28	10	(42)
Noninterest income	278	268	280
Noninterest expenses	502	482	465
Pre-tax income	455	337	332
Provision for income taxes	104	76	70
Net income	$351	$261	$262
Diluted earnings per common share	$2.60	$1.92	$1.90
Average loans	51,113	50,027	48,135
Average deposits	73,976	77,589	79,115
Return on average assets	1.63%	1.18%	1.14%
Return on average common shareholders' equity	23.28	16.72	13.53
Net interest margin	3.50	2.70	2.23
Efficiency ratio (a)	50.75	58.03	61.13
Common equity Tier 1 capital ratio (b)	9.92	9.72	10.27
Tier 1 capital ratio (b)	10.44	10.24	10.85
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)September 30, 2022 ratios are estimated.

Third Quarter 2022 Compared to Second Quarter 2022 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $1.1 billion to $51.1 billion.
•Increases of $356 million in Commercial Real Estate, $220 million in National Dealer Services, $209 million in Environmental Services, $141 million in Wealth Management and $116 million in Corporate Banking, partially offset by a decrease of $161 million in Equity Fund Services.
•Average yield on loans (including swaps) increased 100 basis points to 4.64%, primarily driven by higher short-term rates.
Securities increased $1.5 billion to $20.5 billion.
•Increase in mortgage-backed securities reflected the full quarter impact of purchases made in the second quarter.
•Period-end unrealized losses on securities, included in accumulated other comprehensive loss, increased by $1.2 billion to $3.1 billion.
•Average yield on securities increased 16 basis points to 2.08% due to higher yields on purchases and reinvestments.
Deposits decreased $3.6 billion to $74.0 billion.
•Interest-bearing and noninterest-bearing deposits decreased $2.5 billion and $1.1 billion, respectively, due to strategic deposit management as well as customers utilizing balances to fund business activities.
•The average cost of interest-bearing deposits increased 15 basis points to 20 basis points, reflecting relationship-focused pricing.
Net interest income increased $146 million to $707 million.
•Driven by the benefit of higher short-term rates as well as growth in loan and securities balances.
•Net interest margin increased 80 basis points to 3.50%, driven by higher rates and a decrease in lower-yielding deposits held with the Federal Reserve Bank.
Provision for credit losses increased $18 million to $28 million.
•The allowance for credit losses increased $15 million to $624 million at September 30, 2022, reflecting loan growth, continued strong credit metrics and an uncertain economic environment. As a percentage of total loans, the allowance for credit losses was 1.21%, an increase of 3 basis points.
Noninterest income increased $10 million to $278 million.
•Increases of $11 million in deferred compensation asset returns (offset in noninterest expenses), $6 million in derivative income (mostly due to energy) and $2 million in brokerage fees, partially offset by decreases of $4 million in fiduciary income and $2 million in card fees. Fiduciary income was impacted by a seasonal decline in tax fees and reduced market performance, partially offset by higher money market rates.
Noninterest expenses increased $20 million to $502 million.
•Increases of $13 million in salaries and benefits expense, $4 million in occupancy expense and $2 million in outside processing fee expense. Other noninterest expenses included an increase of $5 million in impairment and loss on sale of assets as well as a $4 million favorable state tax ruling recorded in the second quarter, partially offset by decreases of $4 million each in litigation-related expenses and consulting fees.
◦Salaries and benefits expense included increases of $11 million in deferred compensation expense (offset in other noninterest income) and $3 million each in performance-based compensation and staff insurance, partially offset by a $2 million seasonal decrease in 401K expense.
◦For third quarter 2022, expenses for certain modernization initiatives related to transformation of the retail banking delivery model, alignment of corporate facilities and optimization of technology platforms totaled $7 million, comprised of transitional real estate costs (reported in occupancy expense), asset impairments and consulting fees (reported in other noninterest expenses) and contract labor (reported in salaries and benefits expense).
Common equity Tier 1 capital ratio of 9.92% and a Tier 1 capital ratio of 10.44%.
•Declared dividends of $89 million on common stock and $6 million on preferred stock.
•Issued $500 million of bank subordinated debt, which increases Tier 2 capital to support loan growth.

Third Quarter 2022 Compared to Third Quarter 2021 Overview
Balance sheet items discussed in terms of average balances.
Loans increased $3.0 billion, or 6%.
•Excluding the impact of a $1.6 billion decline in PPP loans, loans increased $4.6 billion, or 10%.
•Increases in Corporate Banking, general Middle Market, National Dealer Services, Environmental Services and Equity Fund Services, partially offset by decreases in Mortgage Banker Finance and Business Banking.
•Average yield on loans increased 125 basis points, primarily driven by the increase in short-term rates and higher loan balances, partially offset by the net impact of PPP loans.
Securities increased $4.6 billion, or 29%.
•Reflects investment of a portion of excess liquidity into mortgage-backed securities, partly offset by maturities of Treasury securities.
•Average yield on securities increased 32 basis points from higher yields on reinvestments.
Deposits decreased $5.1 billion, or 6%.
•Interest-bearing and noninterest-bearing deposits decreased $5.0 billion and $164 million, respectively, due to strategic deposit management and customers utilizing balances to fund business activities.
•The average cost of interest-bearing deposits increased 14 basis points, reflecting relationship-focused pricing.
Net interest income increased $232 million.
•Higher short-term rates and volume of earning assets, partially offset by the net impact of PPP loans.
Provision for credit losses increased to an expense of $28 million from a benefit of $42 million.
•The allowance for credit losses decreased $15 million from higher pandemic-driven balances, primarily due to continued strong credit quality and sustained improvements in the economic forecast. As a percentage of total loans, the allowance for credit losses decreased 12 basis points.
Noninterest income decreased $2 million.
•Increase in derivative income was more than offset by decreases in warrant-related income (included in other noninterest income), card fees (higher activity in 2021 from stimulus payments) and deferred compensation asset returns (offset in noninterest expenses).
Noninterest expenses increased $37 million.
•Increases in salaries and benefits expense, FDIC insurance expense, occupancy expense, operational losses and loss on sale of assets, partially offset by decreases in consulting fees and non-salary pension expense.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	3rd Qtr '22	2nd Qtr '22	3rd Qtr '21
Net interest income	$707	$561	$475
Net interest margin	3.50%	2.70%	2.23%
Selected balances:
Total earning assets	$77,012	$80,093	$84,788
Total loans	51,113	50,027	48,135
Total investment securities	20,540	19,029	15,969
Federal Reserve Bank deposits	4,967	10,409	20,176

Total deposits	73,976	77,589	79,115
Total noninterest-bearing deposits	41,820	42,918	41,984
Short-term borrowings	144	5	1
Medium- and long-term debt	2,827	2,656	2,864
Net interest income increased $146 million, and net interest margin increased 80 basis points compared to second quarter 2022. Amounts shown in parenthesis represent impact to net interest income and net interest margin, respectively.
•Interest income on loans increased $143 million and improved net interest margin by 65 basis points, driven by higher short-term rates (+$128 million, +64 basis points), higher loan balances (+$13 million, +2 basis points) and one additional day in the quarter (+$4 million), partially offset by other portfolio dynamics (-$2 million, -1 basis point).
•Interest income on investment securities increased $19 million and improved net interest margin by 1 basis point, due to portfolio growth of lower-yielding securities (+$15 million, -1 basis point) and higher rates (+$4 million, +2 basis points).
•Interest income on short-term investments increased $11 million and improved net interest margin by 26 basis points, reflecting higher short-term rates (+$43 million, +21 basis points), offset by a decrease of $5.4 billion in lower-yielding deposits with the Federal Reserve (-$32 million, +5 basis points).
•Interest expense on deposits increased $12 million and reduced net interest margin by 5 basis points, due to higher rates (-$13 million, -6 basis points), partly offset by lower average deposit balances (+$1 million, +1 basis point).
•Interest expense on debt increased $15 million and reduced net interest margin by 7 basis points, driven by higher rates (-$11 million, -5 basis points) and an increase in average debt from a third quarter issuance (-$4 million,-2 basis points).
The net impact of higher rates to the third quarter 2022 net interest income was an increase of $151 million and 76 basis points to the net interest margin.

Credit Quality
"Credit quality remained excellent in the third quarter with net charge-offs of only 10 basis points,” said Farmer. “Customers' financial positions remained strong overall and the percentage of criticized and nonaccrual loans are well below our historical averages. With heightened economic uncertainty, our allowance for credit losses increased modestly to 1.21%. With our proven approach to credit management, coupled with our reserve that covers nonaccrual loans 2.4 times, we believe we are well positioned to navigate economic stress."

(dollar amounts in millions)	3rd Qtr '22	2nd Qtr '22	3rd Qtr '21
Credit-related charge-offs	$26	$13	$26
Recoveries	13	13	24
Net credit-related (recoveries) charge-offs	13	—	2
Net credit-related charge-offs/Average total loans	0.10%	—%	0.01%
Provision for credit losses	$28	$10	$(42)

Nonperforming loans	262	265	295
Nonperforming assets (NPAs)	262	266	296
NPAs/Total loans and foreclosed property	0.51%	0.52%	0.62%
Loans past due 90 days or more and still accruing	$72	$12	$12
Allowance for loan losses	576	563	609
Allowance for credit losses on lending-related commitments (a)	48	46	30
Total allowance for credit losses	624	609	639
Allowance for credit losses/Period-end total loans	1.21%	1.18%	1.33%
Allowance for credit losses/Period-end total loans excluding PPP loans	1.21	1.19	1.35
Allowance for credit losses/Nonperforming loans	2.4x	2.3x	2.2x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses increased $15 million to $624 million at September 30, 2022, or 1.21% of total loans, reflecting loan growth, strong credit metrics and an uncertain economic environment.
•Criticized loans increased $92 million to $1.6 billion, or 3% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The increase in criticized loans was primarily driven by Technology and Life Sciences and Environmental Services, partially offset by decreases in Business Banking and Corporate Banking.
•Nonperforming assets decreased $4 million to $262 million, or 0.51% of total loans and foreclosed property, compared to 0.52% in second quarter 2022.
◦The decrease was primarily driven by Business Banking, Technology and Life Sciences and Entertainment, partially offset by increases in Residential Mortgage and Corporate Banking.
•Net charge-offs totaled $13 million, compared to no net charge-offs in second quarter 2022.

Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at September 30, 2022. A discussion of business segment year-to-date results will be included in Comerica's Third Quarter 2022 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2022 financial results at 7 a.m. CT Wednesday, October 19, 2022. Interested parties may access the conference call by calling (877) 336-4440 or (409) 207-6984 (Event ID No. 4619582). The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2022	2022	2021	2022	2021
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$2.60	$1.92	$1.90	$5.88	$6.67
Cash dividends declared	0.68	0.68	0.68	2.04	2.04
Average diluted shares (in thousands)	132,479	132,446	134,322	132,614	137,800
PERFORMANCE RATIOS
Return on average common shareholders' equity	23.28%	16.72%	13.53%	16.26%	16.23%
Return on average assets	1.63	1.18	1.14	1.21	1.43
Efficiency ratio (a)	50.75	58.03	61.13	57.67	61.80
CAPITAL
Common equity tier 1 capital (b), (c)	$7,616	$7,349	$6,965
Tier 1 capital (b), (c)	8,010	7,743	7,359
Risk-weighted assets (b)	76,736	75,588	67,834
Common equity tier 1 capital ratio (b), (c)	9.92%	9.72%	10.27%
Tier 1 capital ratio (b), (c)	10.44	10.24	10.85
Total capital ratio (b)	12.40	11.75	12.57
Leverage ratio (b)	9.20	8.62	8.07
Common shareholders' equity per share of common stock	$35.70	$46.19	$56.55
Tangible common equity per share of common stock (c)	30.77	41.25	51.61
Common equity ratio	5.55%	6.95%	7.84%
Tangible common equity ratio (c)	4.82	6.26	7.20
AVERAGE BALANCES
Commercial loans	$30,573	$29,918	$28,244	$29,597	$29,741
Real estate construction loans	2,457	2,332	3,160	2,482	3,826
Commercial mortgage loans	12,180	11,947	11,165	11,927	10,408
Lease financing	690	642	580	656	583
International loans	1,234	1,303	1,075	1,252	1,024
Residential mortgage loans	1,761	1,773	1,816	1,773	1,814
Consumer loans	2,218	2,112	2,095	2,128	2,112
Total loans	51,113	50,027	48,135	49,815	49,508
Earning assets	77,012	80,093	84,788	80,201	81,637
Total assets	85,422	88,810	91,353	88,440	87,949
Noninterest-bearing deposits	41,820	42,918	41,984	42,713	39,912
Interest-bearing deposits	32,156	34,671	37,131	34,158	35,459
Total deposits	73,976	77,589	79,115	76,871	75,371
Common shareholders' equity	5,897	6,131	7,523	6,452	7,610
Total shareholders' equity	6,291	6,525	7,917	6,846	8,004
NET INTEREST INCOME
Net interest income	$707	$561	$475	$1,724	$1,383
Net interest margin	3.50%	2.70%	2.23%	2.78%	2.27%
CREDIT QUALITY
Nonperforming assets	$262	$266	$296
Loans past due 90 days or more and still accruing	72	12	12
Net credit-related charge-offs (recoveries)	13	—	2	$21	$(6)
Allowance for loan losses	576	563	609
Allowance for credit losses on lending-related commitments	48	46	30
Total allowance for credit losses	624	609	639
Allowance for credit losses as a percentage of total loans	1.21%	1.18%	1.33%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.10	—	0.01	0.06%	(0.02%)
Nonperforming assets as a percentage of total loans and foreclosed property	0.51	0.52	0.62
Allowance for credit losses as a multiple of total nonperforming loans	2.4x	2.3x	2.2x
OTHER KEY INFORMATION
Number of banking centers	410	433	433
Number of employees - full time equivalent	7,432	7,436	7,459
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    September 30, 2022 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2022	2022	2021	2021
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,735	$1,631	$1,236	$1,050
Interest-bearing deposits with banks	4,235	5,902	21,443	22,539
Other short-term investments	159	160	197	187
Investment securities available-for-sale	19,452	20,829	16,986	16,846
Commercial loans	30,713	31,259	29,366	28,355
Real estate construction loans	2,617	2,465	2,948	3,010
Commercial mortgage loans	12,438	11,855	11,255	11,215
Lease financing	713	653	640	569
International loans	1,216	1,291	1,208	1,131
Residential mortgage loans	1,753	1,753	1,771	1,813
Consumer loans	2,262	2,178	2,097	2,102
Total loans	51,712	51,454	49,285	48,195
Allowance for loan losses	(576)	(563)	(588)	(609)
Net loans	51,136	50,891	48,697	47,586
Premises and equipment	412	422	454	447
Accrued income and other assets	7,014	7,054	5,603	5,874
Total assets	$84,143	$86,889	$94,616	$94,529
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$42,296	$42,308	$45,800	$44,093
Money market and interest-bearing checking deposits	25,663	28,409	31,349	32,932
Savings deposits	3,375	3,342	3,167	3,125
Customer certificates of deposit	1,661	1,686	1,973	2,091
Foreign office time deposits	21	20	50	43
Total interest-bearing deposits	30,720	33,457	36,539	38,191
Total deposits	73,016	75,765	82,339	82,284
Short-term borrowings	508	—	—	—
Accrued expenses and other liabilities	2,534	2,059	1,584	1,605
Medium- and long-term debt	3,016	2,630	2,796	2,837
Total liabilities	79,074	80,454	86,719	86,726
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,209	2,204	2,175	2,170
Accumulated other comprehensive loss	(3,587)	(1,954)	(212)	(207)
Retained earnings	11,005	10,752	10,494	10,366
Less cost of common stock in treasury - 97,244,273 shares at 9/30/22, 97,387,508 shares at 6/30/22, 97,476,872 shares at 12/31/21 and 97,158,441 shares at 9/30/21	(6,093)	(6,102)	(6,095)	(6,061)
Total shareholders' equity	5,069	6,435	7,897	7,803
Total liabilities and shareholders' equity	$84,143	$86,889	$94,616	$94,529

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$597	$411	$1,434	$1,201
Interest on investment securities	119	70	296	209
Interest on short-term investments	34	8	66	17
Total interest income	750	489	1,796	1,427
INTEREST EXPENSE
Interest on deposits	16	5	24	17
Interest on short-term borrowings	1	—	1	—
Interest on medium- and long-term debt	26	9	47	27
Total interest expense	43	14	72	44
Net interest income	707	475	1,724	1,383
Provision for credit losses	28	(42)	27	(359)
Net interest income after provision for credit losses	679	517	1,697	1,742
NONINTEREST INCOME
Card fees	67	72	205	227
Fiduciary income	58	58	178	171
Service charges on deposit accounts	50	50	148	145
Derivative income	35	20	86	72
Commercial lending fees	29	31	81	76
Bank-owned life insurance	12	12	37	32
Letter of credit fees	10	10	28	30
Brokerage fees	6	3	14	11
Other noninterest income	11	24	13	70
Total noninterest income	278	280	790	834
NONINTEREST EXPENSES
Salaries and benefits expense	307	282	890	841
Outside processing fee expense	64	65	188	200
Occupancy expense	44	40	122	117
Software expense	40	40	120	117
Equipment expense	12	13	36	38
Advertising expense	9	10	24	25
FDIC insurance expense	8	4	24	17
Other noninterest expenses	18	11	53	20
Total noninterest expenses	502	465	1,457	1,375
Income before income taxes	455	332	1,030	1,201
Provision for income taxes	104	70	229	261
NET INCOME	351	262	801	940
Less:
Income allocated to participating securities	2	1	4	4
Preferred stock dividends	6	6	17	17
Net income attributable to common shares	$343	$255	$780	$919
Earnings per common share:
Basic	$2.63	$1.92	$5.96	$6.75
Diluted	2.60	1.90	5.88	6.67
Comprehensive (loss) income	(1,282)	175	(2,574)	669
Cash dividends declared on common stock	89	89	267	276
Cash dividends declared per common share	0.68	0.68	2.04	2.04

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2022 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2022		Third Quarter 2021
(in millions, except per share data)	2022	2022	2022	2021	2021	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$597	$454	$383	$393	$411	$143	32%	$186	45%
Interest on investment securities	119	100	77	71	70	19	18	49	69
Interest on short-term investments	34	23	9	10	8	11	47	26	n/m
Total interest income	750	577	469	474	489	173	30	261	53
INTEREST EXPENSE
Interest on deposits	16	4	4	5	5	12	n/m	11	n/m
Interest on short-term borrowings	1	—	—	—	—	1	n/m	1	n/m
Interest on medium- and long-term debt	26	12	9	8	9	14	n/m	17	n/m
Total interest expense	43	16	13	13	14	27	n/m	29	n/m
Net interest income	707	561	456	461	475	146	26	232	49
Provision for credit losses	28	10	(11)	(25)	(42)	18	n/m	70	n/m
Net interest income after provision for credit losses	679	551	467	486	517	128	23	162	31
NONINTEREST INCOME
Card fees	67	69	69	71	72	(2)	(3)	(5)	(7)
Fiduciary income	58	62	58	60	58	(4)	(5)	—	—
Service charges on deposit accounts	50	50	48	50	50	—	—	—	—
Derivative income	35	29	22	27	20	6	23	15	71
Commercial lending fees	29	30	22	28	31	(1)	—	(2)	(6)
Bank-owned life insurance	12	12	13	11	12	—	—	—	—
Letter of credit fees	10	9	9	10	10	1	2	—	—
Brokerage fees	6	4	4	3	3	2	29	3	58
Other noninterest income	11	3	(1)	29	24	8	n/m	(13)	(50)
Total noninterest income	278	268	244	289	280	10	4	(2)	—
NONINTEREST EXPENSES
Salaries and benefits expense	307	294	289	292	282	13	5	25	9
Outside processing fee expense	64	62	62	66	65	2	2	(1)	(2)
Occupancy expense	44	40	38	44	40	4	9	4	7
Software expense	40	41	39	38	40	(1)	—	—	—
Equipment expense	12	13	11	12	13	(1)	(3)	(1)	(6)
Advertising expense	9	8	7	10	10	1	10	(1)	(3)
FDIC insurance expense	8	8	8	5	4	—	—	4	74
Other noninterest expenses	18	16	19	19	11	2	5	7	53
Total noninterest expenses	502	482	473	486	465	20	4	37	8
Income before income taxes	455	337	238	289	332	118	35	123	37
Provision for income taxes	104	76	49	61	70	28	37	34	49
NET INCOME	351	261	189	228	262	90	35	89	34
Less:
Income allocated to participating securities	2	1	1	1	1	1	43	1	49
Preferred stock dividends	6	5	6	6	6	1	—	—	—
Net income attributable to common shares	$343	$255	$182	$221	$255	$88	35%	$88	35%
Earnings per common share:
Basic	$2.63	$1.94	$1.39	$1.69	$1.92	$0.69	36%	$0.71	37%
Diluted	2.60	1.92	1.37	1.66	1.90	0.68	35	0.70	37
Comprehensive (loss) income	(1,282)	(520)	(772)	223	175	(762)	n/m	(1,457)	n/m
Cash dividends declared on common stock	89	89	89	89	89	—	—	—	—
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.68	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2022			2021
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance at beginning of period:
Allowance for loan losses	$563	$554	$588	$609	$652
Allowance for credit losses on lending-related commitments	46	45	30	30	31
Allowance for credit losses	609	599	618	639	683
Loan charge-offs:
Commercial	25	13	15	14	24
Real estate construction	—	—	1	—	—
Commercial mortgage	—	—	1	2	—
International	—	—	—	3	2
Consumer	1	—	1	1	—
Total loan charge-offs	26	13	18	20	26
Recoveries on loans previously charged-off:
Commercial	12	12	8	23	22
Commercial mortgage	—	—	1	—	—
Residential mortgage	1	—	—	1	1
Consumer	—	1	1	—	1
Total recoveries	13	13	10	24	24
Net loan charge-offs (recoveries)	13	—	8	(4)	2
Provision for credit losses:
Provision for loan losses	26	9	(26)	(25)	(41)
Provision for credit losses on lending-related commitments	2	1	15	—	(1)
Provision for credit losses	28	10	(11)	(25)	(42)
Balance at end of period:
Allowance for loan losses	576	563	554	588	609
Allowance for credit losses on lending-related commitments	48	46	45	30	30
Allowance for credit losses	$624	$609	$599	$618	$639
Allowance for credit losses as a percentage of total loans	1.21%	1.18%	1.21%	1.26%	1.33%
Allowance for credit losses as a percentage of total loans excluding PPP loans	1.21	1.19	1.22	1.27	1.35
Net loan charge-offs (recoveries) as a percentage of average total loans	0.10	—	0.06	(0.03)	0.01

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2022			2021
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$154	$161	$163	$173	$200
Real estate construction	4	4	4	6	6
Commercial mortgage	25	29	27	32	30
International	5	5	5	5	8
Total nonaccrual business loans	188	199	199	216	244
Retail loans:
Residential mortgage	56	49	53	36	35
Consumer:
Home equity	14	13	14	12	12
Other consumer	1	1	3	—	—
Total nonaccrual retail loans	71	63	70	48	47
Total nonaccrual loans	259	262	269	264	291
Reduced-rate loans	3	3	4	4	4
Total nonperforming loans	262	265	273	268	295
Foreclosed property	—	1	1	1	1
Total nonperforming assets	$262	$266	$274	$269	$296
Nonperforming loans as a percentage of total loans	0.51%	0.52%	0.55%	0.54%	0.61%
Nonperforming assets as a percentage of total loans and foreclosed property	0.51	0.52	0.55	0.55	0.62
Allowance for credit losses as a multiple of total nonperforming loans	2.4x	2.3x	2.2x	2.3x	2.2x
Loans past due 90 days or more and still accruing	$72	$12	$26	$27	$12
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$262	$269	$264	$291	$311
Loans transferred to nonaccrual (a)	45	30	41	15	55
Nonaccrual loan gross charge-offs	(26)	(13)	(18)	(20)	(26)
Loans transferred to accrual status (a)	—	—	(4)	—	(8)
Nonaccrual loans sold	(4)	(9)	—	—	(9)
Payments/other (b)	(18)	(15)	(14)	(22)	(32)
Nonaccrual loans at end of period	$259	$262	$269	$264	$291
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a), (b)	$29,597	$876	3.96%	$29,741	$769	3.46%
Real estate construction loans	2,482	81	4.36	3,826	97	3.37
Commercial mortgage loans	11,927	324	3.63	10,408	224	2.87
Lease financing (c)	656	13	2.65	583	(7)	(1.55)
International loans	1,252	36	3.88	1,024	24	3.17
Residential mortgage loans	1,773	41	3.05	1,814	41	3.05
Consumer loans	2,128	63	3.98	2,112	53	3.36
Total loans	49,815	1,434	3.85	49,508	1,201	3.24
Mortgage-backed securities (d)	16,140	274	2.08	11,221	163	1.95
U.S. Treasury securities (e)	2,837	22	0.98	4,205	46	1.49
Total investment securities	18,977	296	1.93	15,426	209	1.82
Interest-bearing deposits with banks (f)	11,232	65	0.71	16,524	17	0.13
Other short-term investments	177	1	0.59	179	—	0.23
Total earning assets	80,201	1,796	2.90	81,637	1,427	2.34
Cash and due from banks	1,466			972
Allowance for loan losses	(566)			(770)
Accrued income and other assets	7,339			6,110
Total assets	$88,440			$87,949
Money market and interest-bearing checking deposits (g)	$29,036	21	0.10	$30,300	14	0.06
Savings deposits	3,303	1	0.03	2,974	—	0.01
Customer certificates of deposit	1,775	2	0.19	2,137	3	0.22
Foreign office time deposits	44	—	0.63	48	—	0.09
Total interest-bearing deposits	34,158	24	0.10	35,459	17	0.07
Federal funds purchased	28	1	2.37	2	—	—
Other short-term borrowings	22	—	3.04	—	—	—
Medium- and long-term debt	2,750	47	2.26	3,107	27	1.10
Total interest-bearing sources	36,958	72	0.26	38,568	44	0.15
Noninterest-bearing deposits	42,713			39,912
Accrued expenses and other liabilities	1,923			1,465
Shareholders' equity	6,846			8,004
Total liabilities and shareholders' equity	$88,440			$87,949
Net interest income/rate spread		$1,724	2.64		$1,383	2.19
Impact of net noninterest-bearing sources of funds			0.14			0.08
Net interest margin (as a percentage of average earning assets)			2.78%			2.27%
(a)Interest income on commercial loans included $45 million and $72 million of business loan swap income for the nine months ended September 30, 2022 and 2021, respectively.
(b)Included PPP loans with average balances of $183 million and $2.9 billion, interest income of $10 million and $96 million and average yields of 7.53% and 4.43% for the nine months ended September 30, 2022 and 2021, respectively.
(c)The nine months ended September 30, 2021 included residual value adjustments totaling $20 million, or a 6 basis point impact to average loan yield.
(d)Average balances included $(1.4) billion and $109 million of unrealized (losses) gains for the nine months ended September 30, 2022 and 2021, respectively; yields calculated gross of these unrealized gains and losses.
(e)Average balances included $(103) million and $37 million of unrealized (losses) gains for the nine months ended September 30, 2022 and 2021, respectively; yields calculated gross of these unrealized gains and losses.
(f)Average balances excluded $1.1 billion and $313 million of collateral posted and netted against derivative liability positions for the nine months ended September 30, 2022 and 2021, yields calculated gross of derivative netting amounts.
(g)Average balances excluded $163 million and $153 million of collateral received and netted against derivative asset positions for the nine months ended September 30, 2022 and 2021, rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a), (b)	$30,573	$362	4.69%	$29,918	$282	3.77%	$28,244	$262	3.67%
Real estate construction loans	2,457	33	5.44	2,332	24	4.05	3,160	28	3.46
Commercial mortgage loans	12,180	141	4.59	11,947	99	3.33	11,165	82	2.90
Lease financing	690	4	2.10	642	4	3.01	580	1	1.12
International loans	1,234	15	4.89	1,303	12	3.66	1,075	8	3.13
Residential mortgage loans	1,761	16	3.47	1,773	14	3.16	1,816	13	2.92
Consumer loans	2,218	26	4.77	2,112	19	3.64	2,095	17	3.31
Total loans	51,113	597	4.64	50,027	454	3.64	48,135	411	3.39
Mortgage-backed securities (c)	17,752	111	2.25	16,218	93	2.07	12,331	58	1.89
U.S. Treasury securities (d)	2,788	8	0.97	2,811	7	0.98	3,638	12	1.32
Total investment securities	20,540	119	2.08	19,029	100	1.92	15,969	70	1.76
Interest-bearing deposits with banks (e)	5,194	33	2.12	10,861	23	0.75	20,494	8	0.16
Other short-term investments	165	1	0.96	176	—	0.66	190	—	0.20
Total earning assets	77,012	750	3.71	80,093	577	2.79	84,788	489	2.30
Cash and due from banks	1,529			1,421			964
Allowance for loan losses	(563)			(555)			(644)
Accrued income and other assets	7,444			7,851			6,245
Total assets	$85,422			$88,810			$91,353
Money market and interest-bearing checking deposits (f)	$27,125	15	0.22	$29,513	3	0.05	$31,865	4	0.05
Savings deposits	3,365	1	0.05	3,330	—	0.02	3,097	—	0.01
Customer certificates of deposit	1,632	—	0.21	1,774	1	0.18	2,128	1	0.20
Other time deposits	—	—	—	1	—	0.30	—	—	—
Foreign office time deposits	34	—	1.42	53	—	0.54	41	—	0.08
Total interest-bearing deposits	32,156	16	0.20	34,671	4	0.05	37,131	5	0.06
Federal funds purchased	79	1	2.50	5	—	0.64	1	—	0.07
Other short-term borrowings	65	—	3.04	—	—	—	—	—	—
Medium- and long-term debt	2,827	26	3.60	2,656	12	1.85	2,864	9	1.16
Total interest-bearing sources	35,127	43	0.48	37,332	16	0.19	39,996	14	0.14
Noninterest-bearing deposits	41,820			42,918			41,984
Accrued expenses and other liabilities	2,184			2,035			1,456
Shareholders' equity	6,291			6,525			7,917
Total liabilities and shareholders' equity	$85,422			$88,810			$91,353
Net interest income/rate spread		$707	3.23		$561	2.60		$475	2.16
Impact of net noninterest-bearing sources of funds			0.27			0.10			0.07
Net interest margin (as a percentage of average earning assets)			3.50%			2.70%			2.23%
(a)Interest income on commercial loans included $(2) million, $25 million and $24 million of business loan swap (loss) income for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
(b)Included PPP loans with average balances of $67 million, $149 million and $1.7 billion, interest income of $1 million, $4 million and $34 million and average yields of 7.71%, 9.63% and 8.02% for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
(c)Average balances included $(2.0) billion, $(1.7) billion and $78 million of unrealized (losses) gains for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $(134) million, $(118) million and $23 million of unrealized (losses) gains for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively; yields calculated gross of these unrealized gains and losses.
(e)Average balances excluded $1.1 billion, $1.4 billion and $531 million of collateral posted and netted against derivative liability positions for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively; yields calculated gross of derivative netting amounts.
(f)Average balances excluded $189 million, $131 million and $142 million of collateral received and netted against derivative asset positions for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity
BALANCE AT JUNE 30, 2021	$394	133.9	$1,141	$2,163	$(120)	$10,202	$(5,849)	$7,931
Net income	—	—	—	—	—	262	—	262
Other comprehensive loss, net of tax	—	—	—	—	(87)	—	—	(87)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(3.1)	—	—	—	—	(220)	(220)
Net issuance of common stock under employee stock plans	—	0.2	—	—	—	(3)	8	5
Share-based compensation	—	—	—	7	—	—	—	7
BALANCE AT SEPTEMBER 30, 2021	$394	131.0	$1,141	$2,170	$(207)	$10,366	$(6,061)	$7,803
BALANCE AT JUNE 30, 2022	$394	130.8	$1,141	$2,204	$(1,954)	$10,752	$(6,102)	$6,435
Net income	—	—	—	—	—	351	—	351
Other comprehensive loss, net of tax	—	—	—	—	(1,633)	—	—	(1,633)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(4)	—	(3)	9	2
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT SEPTEMBER 30, 2022	$394	130.9	$1,141	$2,209	$(3,587)	$11,005	$(6,093)	$5,069
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
Net income	—	—	—	—	—	940	—	940
Other comprehensive loss, net of tax	—	—	—	—	(271)	—	—	(271)
Cash dividends declared on common stock ($2.04 per share)	—	—	—	—	—	(276)	—	(276)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Purchase of common stock	—	(9.0)	—	(24)	—	—	(649)	(673)
Net issuance of common stock under employee stock plans	—	0.8	—	(27)	—	(8)	49	14
Share-based compensation	—	—	—	36	—	—	—	36
BALANCE AT SEPTEMBER 30, 2021	$394	131.0	$1,141	$2,170	$(207)	$10,366	$(6,061)	$7,803
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	801	—	801
Other comprehensive loss, net of tax	—	—	—	—	(3,375)	—	—	(3,375)
Cash dividends declared on common stock ($2.04 per share)	—	—	—	—	—	(267)	—	(267)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.6	—	(14)	—	(6)	38	18
Share-based compensation	—	—	—	48	—	—	—	48
BALANCE AT SEPTEMBER 30, 2022	$394	130.9	$1,141	$2,209	$(3,587)	$11,005	$(6,093)	$5,069

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended September 30, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$478	$188	$55	$(22)	$8	$707
Provision for credit losses	16	2	5	—	5	28
Noninterest income	169	29	77	6	(3)	278
Noninterest expenses	242	170	87	—	3	502
Provision (benefit) for income taxes	94	11	10	(6)	(5)	104
Net income (loss)	$295	$34	$30	$(10)	$2	$351
Net credit-related charge-offs	$6	$—	$—	$—	$7	$13
Selected average balances:
Assets	$48,323	$2,799	$5,097	$22,133	$7,070	$85,422
Loans	44,043	2,066	4,973	—	31	51,113
Deposits	41,471	26,665	5,293	383	164	73,976
Statistical data:
Return on average assets (a)	2.42%	0.51%	2.08%	n/m	n/m	1.63%
Efficiency ratio (b)	37.54	76.81	65.92	n/m	n/m	50.75

	Commercial	Retail	Wealth
Three Months Ended June 30, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$398	$147	$47	$(33)	$2	$561
Provision for credit losses	8	(2)	4	—	—	10
Noninterest income	160	32	77	12	(13)	268
Noninterest expenses	236	173	89	—	(16)	482
Provision (benefit) for income taxes	70	2	7	(7)	4	76
Net income (loss)	$244	$6	$24	$(14)	$1	$261
Net credit-related charge-offs (recoveries)	$2	$(1)	$(1)	$—	$—	$—
Selected average balances:
Assets	$47,595	$2,769	$4,963	$21,071	$12,412	$88,810
Loans	43,169	2,015	4,832	—	11	50,027
Deposits	43,738	27,145	5,966	520	220	77,589
Statistical data:
Return on average assets (a)	2.00%	0.09%	1.52%	n/m	n/m	1.18%
Efficiency ratio (b)	42.32	95.87	71.82	n/m	n/m	58.03

	Commercial	Retail	Wealth
Three Months Ended September 30, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$406	$149	$40	$(124)	$4	$475
Provision for credit losses	(25)	(5)	(13)	—	1	(42)
Noninterest income	169	32	69	10	—	280
Noninterest expenses	223	159	79	—	4	465
Provision (benefit) for income taxes	83	4	10	(27)	—	70
Net income (loss)	$294	$23	$33	$(87)	$(1)	$262
Net credit-related charge-offs (recoveries)	$4	$(1)	$(1)	$—	$—	$2
Selected average balances:
Assets	$43,366	$3,105	$4,956	$17,922	$22,004	$91,353
Loans	41,037	2,297	4,829	—	(28)	48,135
Deposits	46,641	26,088	5,209	977	200	79,115
Statistical data:
Return on average assets (a)	2.33%	0.34%	2.36%	n/m	n/m	1.14%
Efficiency ratio (b)	38.40	87.18	72.83	n/m	n/m	61.13
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock. Comerica believes that the presentation of tangible common equity adjusted for the impact of accumulated other comprehensive loss provides a greater understanding of ongoing operations and enhances comparability with prior periods.

	September 30,	June 30,	September 30,
(dollar amounts in millions)	2022	2022	2021
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,010	$7,743	$7,359
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$7,616	$7,349	$6,965
Risk-weighted assets	$76,736	$75,588	$67,834
Tier 1 capital ratio	10.44%	10.24%	10.85%
Common equity tier 1 capital ratio	9.92	9.72	10.27
Tangible Common Equity:
Total shareholders' equity	$5,069	$6,435	$7,803
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$4,675	$6,041	$7,409
Less:
Goodwill	635	635	635
Other intangible assets	10	10	12
Tangible common equity	$4,030	$5,396	$6,762
Total assets	$84,143	$86,889	$94,529
Less:
Goodwill	635	635	635
Other intangible assets	10	10	12
Tangible assets	$83,498	$86,244	$93,882
Common equity ratio	5.55%	6.95%	7.84%
Tangible common equity ratio	4.82	6.26	7.20
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$4,675	$6,041	$7,409
Tangible common equity	4,030	5,396	6,762
Shares of common stock outstanding (in millions)	131	131	131
Common shareholders' equity per share of common stock	$35.70	$46.19	$56.55
Tangible common equity per share of common stock	30.77	41.25	51.61

Impact of Accumulated Other Comprehensive Loss to Tangible Common Equity:
Accumulated other comprehensive loss (AOCI)	$(3,587)	$(1,954)	$(207)
Tangible common equity, excluding AOCI	7,617	7,350	6,969
Tangible common equity ratio, excluding AOCI	9.12%	8.52%	7.42%
Tangible common equity per share of common stock, excluding AOCI	$58.17	$56.19	$53.18
(a)September 30, 2022 ratios are estimated.